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                                                                    EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE


ASPECT TELECOMMUNICATIONS CORPORATION:

We consent to the incorporation by reference in Registration Statement Nos. 33-36437, 33-36438, 33-39243, 33-69010, 33-50048, 33-94810 and 333-07407 of
Aspect Telecommunications Corporation on Form S-8 and Registration Statement No. 333-19893 of Aspect Telecommunications Corporation on Form S-3 of our report dated January 14, 1997, incorporated by reference in this Annual Report on Form 10-K of Aspect Telecommunications Corporation for the year ended December 31, 1996.

Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedule of Aspect Telecommunications Corporation, listed in Item 14(a)(2). This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


DELOITTE & TOUCHE LLP

San Jose, California
March 26, 1997